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                                                                    EXHIBIT 99.1


                             SHAREHOLDERS AGREEMENT

     This Shareholders Agreement ("Agreement") dated this 26th day of March, 2003, is by and between James M. Lapeyre, Jr., G. Charles Lapeyre, Philip F. Lapeyre, Amy Lapeyre Gui, Monique Lapeyre McCleskey, Robert S. Lapeyre, and Andrew B. Lapeyre.

     WHEREAS, James M. Lapeyre, Jr., G. Charles Lapeyre, Philip F. Lapeyre, Amy Lapeyre Gui, Monique Lapeyre McCleskey, Robert S. Lapeyre, and Andrew B. Lapeyre did receive, as a distribution from Laitram Group, Inc., shares of capital stock of Input/Output, Inc.;

     WHEREAS, the parties hereto wish to restrict the ability of each to sell the Input/Output, Inc. shares received as a distribution from Laitram Group, Inc.;

     NOW, THEREFORE, the parties do hereby agree as follows:

     1. The parties hereto have received Input/Output, Inc. stock as a distribution from Laitram Group, Inc. as follows:

          Shareholder                       # Shares
          -----------                       --------
          James M. Lapeyre, Jr.              240,258
          G. Charles Lapeyre                  73,894
          Philip F. Lapeyre                  107,142
          Amy Lapeyre Gui                     85,906
          Monique Lapeyre McCleskey          101,362
          Robert S. Lapeyre                  101,362
          Andrew B. Lapeyre                  101,476
                                             -------
                                    TOTAL    811,400

     2. Each party to this Agreement agrees that he/she shall not sell, dispose or transfer the Input/Output, Inc. shares received as a distribution from Laitram Group, Inc. without the written consent of the majority vote of the parties hereto, which vote shall be in accordance with the percentages set forth in paragraph 3, below. The vote of the party desiring to sell, dispose, or transfer any of his/her


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     Input/Output, Inc. shares shall be counted in determining whether the majority have approved of such sale, disposition or transfer.

     3. Each party shall have a vote in accordance with the following percentages:

          Shareholder                            % Vote
          -----------                            ------
          James M. Lapeyre, Jr.                  29.61%
          G. Charles Lapeyre                      9.11%
          Philip F. Lapeyre                      13.20%
          Amy Lapeyre Gui                        10.59%
          Monique Lapeyre McCleskey              12.49%
          Robert S. Lapeyre                      12.49%
          Andrew B. Lapeyre                      12.51%
                                                 ------
                                     TOTAL         100%

     4. This Agreement shall terminate on March 25, 2006.


                                                 /s/ James M. Lapeyre, Jr.
                                         ---------------------------------------
                                                   JAMES M. LAPEYRE, JR.

                                                 /s/ G. Charles Lapeyre
                                         ---------------------------------------
                                                   G. CHARLES LAPEYRE

                                                 /s/ Philip F. Lapeyre
                                         ---------------------------------------
                                                   PHILIP F. LAPEYRE

                                                 /s/ Amy Lapeyre Gui
                                         ---------------------------------------
                                                   AMY LAPEYRE GUI

                                               /s/ Monique Lapeyre McCleskey
                                         ---------------------------------------
                                                   MONIQUE LAPEYRE McCLESKEY

                                                 /s/ Robert S. Lapeyre
                                         ---------------------------------------
                                                   ROBERT S. LAPEYRE

                                                 /s/ Andrew B. Lapeyre
                                         ---------------------------------------
                                                   ANDREW B. LAPEYRE

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